UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.    )

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KENDLE INTERNATIONAL INC.
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Kendle and INC Research Merger Agreement

Associate Frequently Asked Questions (FAQ)

Q1:	What is happening?

A1:	On May 4, Kendle and INC Research jointly announced a definitive merger agreement under which INC agreed to acquire Kendle.

Q2:	Who is INC Research?

A2:	INC Research (www.incresearch.com) is a therapeutically focused global CRO headquartered in Raleigh, North Carolina, with more than 2,000 employees in 40 countries worldwide and extensive expertise in managing global Phase I to IV clinical development programs.

Q3:	Is INC a public company?

A3:	INC Research is privately held by Avista Capital Partners and Ontario Teachers’ Pension Plan.

Q4:	What are INC Research’s financial size and market share? How does this compare to Kendle?

A4:	INC Research does not disclose revenues. However, according to an article published in the May 6 edition of The Cincinnati Enquirer, the company is estimated around $250 million by Dave Windley, a Nashville-based equity analyst with Jefferies & Co., who follows Kendle and our industry. By comparison, Kendle’s revenues for the year ended Dec. 31, 2010, were $333.8 million.

In an April 19 Pharmaceutical Services industry note, Jefferies estimated INC Research’s market share at 1 percent, which would tie INC for 11th overall. Kendle was estimated to have a 2 percent market share. Note: Jefferies includes all CRO services, including preclinical, discovery, etc., not just-Phase II-IV services. On the other hand, Jeffries does not include the services performed in-house by pharmaceutical and biotechnology companies.

Q5:	Upon completion of the transaction, where will the new organization rank among other CROs?

A5:	The combined organization will employ more than 5,000 associates in 42 countries, ranking it among the top-tier CROs worldwide based on size, scale and geographic depth.

Q6:	How long has INC Research been conducting clinical trials?

A6:	INC Research was founded in 1985 as an academic research organization at the University of Virginia specializing in CNS trials.

Q7:	When will the transaction be completed?

A7:	The transaction is scheduled to close in the third quarter of 2011 subject to shareholder and regulatory approvals and satisfaction of customary closing conditions.

Q8:	What are the financial details of the transaction?

A8:	INC Research agreed to acquire Kendle in an all-cash transaction with a total equity value of approximately $232 million subject to the terms of the merger agreement. Under the terms of the agreement, INC Research will acquire all of the outstanding shares of Kendle for $15.25 per share in cash. This is what we can share with you at this time.

Q9:	Does this mean Kendle will no longer be publicly held?

A9:	Yes, upon completion of the transaction, Kendle’s common stock will cease to be publicly traded. The new company will be privately held by Avista Capital Partners and Ontario Teachers’ Pension Plan. These firms are well-regarded private equity investors in the healthcare field committed to investing in our new organization’s future growth and success.

Q10:	For those of us who own Kendle stock, what does this mean?

A10:	Human Resources will be communicating directly with recipients of stock awards issued under the 1997 and/or 2007 Stock Incentive Plan.

Q11:	What types of associates are employed by INC Research and where are they located?

A11:	INC Research employs approximately 2,000 associates in the United States, Europe, Latin America, Asia/Pacific and Africa. These associates provide expertise spanning the full range of clinical development services, including project managers, clinical monitoring and support staff, regulatory/medical writers, physicians, biometrics, etc.

Q12:	Why is Kendle selling to INC Research?

A12:	INC Research and Kendle complement each other well in a number of areas, making this an ideal merger. For example, Kendle’s customer base is strong in large pharma and biotech whereas INC works largely with mid-sized pharma. Kendle is strong in autoimmune, cardiovascular/metabolism and oncology while INC is strong in CNS and infectious diseases as well as women’s health and pediatrics. Geographically, Kendle is strong in Latin America whereas INC is strong in CEE. In Asia/Pacific we expect to combine resources to improve scale and mass. We believe these synergies will serve the best interests of all of our constituents.

Q13:	What prompted INC Research to purchase Kendle?

A13:	The “new” pharmaceutical outsourcing model requires broader capabilities and critical mass, and we expect that this transaction will allow the new organization to successfully compete with other leading CROs. Kendle will solidify INC’s geographic scope (Latin America, Asia/Pacific), strengthen its therapeutic offering, add Early Phase capabilities and enhance the company’s Late Phase offering.

Q14:	What is INC’s experience in leading acquisitions?

A14:	INC has been involved in successful acquisitions and integration for several years. Upon closing, Kendle would be INC’s eighth and largest acquisition since 2001. For the last six years, North Carolina’s Triangle Business Journal has recognized INC Research as among the Triangle’s “Fast 50” private companies. INC’s most recent and largest acquisition prior to Kendle was the Phase II-IV operations of MDS Pharma Services in June 2009, which included nearly 800 clinical research staff globally. A joint integration team will be formed to carefully plan key integration priorities and a detailed implementation that will commence when the transaction closes.

Q15:	How does this transaction benefit Kendle’s customers?

A15:	Combining our highly complementary assets will provide the scale and scope for the combined company to deliver outstanding global teams, therapeutic expertise and operational excellence for clinical trials of all sizes. Because both companies are known for conducting high-quality clinical work and share a common culture based on excellent service delivery, we will be able to maintain a customer-centric focus on each individual project. Key benefits for our customers include:

•	Significantly expanded scale and resources for delivery of large global programs and strategic outsourcing opportunities

•	Broadened therapeutic expertise in such key therapeutic areas as central nervous system, oncology and women’s health and key populations such as pediatrics

•	Expanded geographic capabilities, particularly in the key emerging markets of Central and Eastern Europe and Asia/Pacific

•	Strengthened global project leadership, clinical monitoring capability and study start-up expertise

After close, the new organization will be more strongly positioned to work in operational and alliance partnerships with large biopharmaceutical companies.

Q16:	How does this move benefit me?

A16:	The merger of Kendle and INC is a strategic move designed to grow our combined company into the world’s best provider of Phase I-IV clinical development services. As part of a larger and more competitive organization, you will have access to an even greater breadth of career and professional development opportunities.

We understand you have questions as to how the merger will affect your individual position, and appreciate your patience as we work through the many details.

Q17:	What is the plan for integration? When will the integration be completed?

A17:	A joint integration team will be formed to carefully plan key integration priorities and a detailed implementation that will commence when the transaction closes.

Q18:	What will the combined company be called? Are we still Kendle? Where will the headquarters of the combined company be located? Kendle’s operations and INC Research’s operations overlap in a number of areas. Will some offices be closed?

A18:	We are working through many details. As Kendle is a public company, we are limited by federal securities regulations and other laws with respect to our ability to disclose certain developments and/or our related expectations. We will share more information when we can.

Q19:	Will there be immediate changes in how we conduct business?

A19:	Our key imperative during this time is “business as usual,” maintaining the high level of service and expertise our customers have come to know and expect from Kendle. Current project assignments, customer teams and systems will remain in place and will proceed as planned.

Q20:	Who are INC’s customers? How do these complement our customers?

A20:	The combined customer base of Kendle and INC Research is diverse and not specific to one sector. For example, Kendle’s customer base is strong in large pharma and biotech whereas INC works largely with mid-sized pharma. Together the new organization will have the experience and capability to address all sizes of clinical trials across the drug development spectrum as the combined customer base is highly complementary.

Q21:	Will there be any staff reductions as the two organizations are combined?

A21:	The driving force behind the merger is expanding breadth and depth of capability to build a world-class organization strongly positioned to compete for the larger, more strategic outsourcing opportunities. There have been no decisions regarding any changes to specific positions at this time.

Q22:	Are we able to continue with hiring activities for approved positions?

A22:	Hiring activities will continue for the majority of approved positions, especially those billable openings within our operational functions. You should check with your function or service leader for specific questions or positions.

Q23:	How will the merger affect me in terms of my job responsibilities, salary, benefits, vacation eligibility, reporting relationships, etc.?

A23:	Details regarding how the merger will affect individual functions and positions is not yet available. We understand this is an unsettling time and are committed to providing updates as soon as we are able. We appreciate your patience.

Q24:	How are we notifying our customers?

A24:	All current Kendle customers received a letter on May 6 about the newly combined organization and the benefits it will provide. Kendle also is contacting key customers by phone and email to inform them of the planned merger.

If you interface with customers on a regular basis, please assist us in communicating the details and benefits of the merger, and how this strategic move will enable us to better meet their needs:

•	Talking points outlining the details and benefits of the merger, as well as a Customer Frequently Asked Questions (FAQ) document, are available on our myKendle intranet portal or by clicking here.

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We understand our customers may have questions during this time, and our Executive Committee and Management Committee members are available to talk with them as needed. Please escalate these requests through your manager to your function Vice President.

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It is important to emphasize in any customer conversations that our key imperative during the integration process will be “business as usual,” with our primary focus on maintaining the high level of service and expertise our customers have come to know and expect from Kendle. Current project assignments, customer teams and systems will remain in place and will proceed as planned.

Q25:	Where can I find more information about INC Research?

A25:	The INC Research corporate website (www.incresearch.com) is an excellent resource for further background information on the company. There is a link to the company’s website and corporate brochure on the “Kendle and INC Merger” page of our myKendle intranet portal.

Q26:	Where can I find out more about the Kendle and INC Research merger?

A26:	For the latest information, visit the dedicated “Kendle and INC Merger” page on myKendle here. This page includes all associate and customer communications as well as news releases, select media coverage and background information on INC Research.

Q27:	When will we receive further information about the integration?

A27:	Additional information will be provided as we progress. Both Kendle and INC are committed to communicating openly and frequently throughout this process. We appreciate your patience.

Q28:	What if I have questions?

A28:	We are working through many details and will share additional information as soon as we able.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between the Company and Parent and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company and Parent. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by the Company’s shareholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of the Company; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers or other business partners. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement the Company intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s web site (http://www.sec.gov) at no charge. The Company assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information

This communication is being made in respect of the proposed merger transaction involving Kendle and INC Research. In connection with the proposed transaction, Kendle will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Kendle regarding the Company, INC Research and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Kendle at info@kendle.com.

Participants in the Solicitation

Kendle and its executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Kendle’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information regarding the officers and directors of Kendle is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2010, and the Company’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on March 16, 2011, and April 15, 2011, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Kendle’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.